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                                                           EXHIBIT NO. 99.13(b)

                           MFS/SUN LIFE SERIES TRUST

                                 SERVICE CLASS
                    DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                                OF THE 1940 ACT

                            EFFECTIVE JULY 13, 2001

     EXHIBIT A: FUNDS AND SHARE CLASSES COVERED BY RULE 12B-1 PLAN, AS OF:

                                 April 30, 2002
 (Redesignation of Global Health Sciences Series to Strategic Value Series and
  Redesignation of International New Discovery Series to Mid Cap Value Series)

                                October 16, 2002
           (Redesignation of International Investors Trust Series to
                          International Value Series)

                               September 9, 2003
           (Termination of Global Asset Allocation Series and Global
                          Telecommunications Series)

                                 April 30, 2004
  (Redesignation of Research Growth and Income Series to Core Equity Series)

             April 29, 2005 (Termination of Managed Sectors Series)
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                           MFS/SUN LIFE SERIES TRUST

                                 SERVICE CLASS
                    DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                                OF THE 1940 ACT

                            EFFECTIVE JULY 13, 2001

         WHEREAS, the Board of Trustees of MFS/Sun Life Series Trust (the "Trust") including the Independent Trustees, have concluded in the exercise of their reasonable business judgment and in light of their fiduciary duties under the Investment Company Act of 1940 and state law that there is a reasonable likelihood that this Plan (the "Plan") will benefit each of the Trust's Series identified on Schedule A attached hereto (each a "Series") and the Service Class shareholders thereof;

         WHEREAS, the Board of Trustees of the Trust, in considering whether each Series should adopt this Plan, has evaluated such information as it deemed necessary to an informed determination as to whether this Plan should be adopted and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of a Series for such purposes, and has determined that there is a reasonable likelihood that the adoption of this Plan will benefit the Series and its shareholders;

         WHEREAS, the Trust has entered into a distribution agreement (the "Distribution Agreement") in a form approved by the Board of Trustees of the Trust in the manner specified in Rule 12b-1, with MFS Fund Distributors, Inc., a Delaware corporation, as distributor (the "Distributor"), whereby the Distributor provides facilities and personnel and renders services to each Fund in connection with the offering and distribution of its shares; and

         NOW THEREFORE, in consideration of the foregoing, the Trust's Service Class Plan is hereby adopted as follows:

         SECTION 1. The Trust is authorized to pay a distribution and/or service fee (the "Distribution Fee") to the Distributor as partial consideration for the services performed by the Distributor under the Distribution Agreement at an annual rate with respect to each Series not to exceed 0.25% of the average daily net assets attributable to the Series' Service Class shares. Subject to such limit and subject to the provisions of
Section 9 hereof, the Distribution Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust, and may be paid in respect of services rendered and expenses borne in the past in connection with the Series' Service Class shares as to which no Distribution Fee was paid on account of such limitation. The Trust is not obligated to pay any distribution expense in excess of the Distribution Fee described in this
Section 1. The Distribution Fee shall be computed on the basis of the net assets of the Service Class shares of those Series for which the Plan is in effect. The Distribution Fee shall be accrued daily and paid periodically at such intervals as the Trustees shall determine.

         SECTION 2. Some or all of the Distribution Fee may be spent on activities including but not limited to the following:

                  (a) compensation to and expenses of employees of the distributor of the Trust's Service Class shares, including overhead and telephone expenses, who engage in the distribution of Service Class shares;

                  (b) printing and mailing of prospectuses, statements of additional information and reports for prospective purchasers of variable annuity or variable life insurance contracts investing indirectly in Service Class shares ("Variable Contracts");

                  (c) compensation to financial intermediaries and broker-dealers to pay or reimburse them for their services or expenses in connection with the distribution of Variable Contracts;

                  (d) expenses relating to the development, preparation, printing and mailing of Trust advertisements, sales literature and other promotional materials describing and/or relating to the Trust Service Class shares;

                  (e) expenses of holding seminars and sales meetings designed to promote the distribution of Trust Service Class shares;

                  (f) expenses of obtaining information and providing explanations to Variable Contract owners regarding Trust investment objectives and policies and other information about the Trust and its Series, including the performance of the Series;

                  (g) expenses of training sales personnel regarding the Trust Service Class shares;

                  (h) expenses of compensating sales personnel in connection with the allocation of cash values and premiums of the Variable Contracts to the Trust Service Class shares; and

                  (i) expenses of personal services and/or maintenance of Variable Contract owner accounts with respect to Trust Service Class shares attributable to such accounts.

         SECTION 3. Massachusetts Financial Services Company, the Trust's investment adviser, or one of its affiliates, may, with respect to the Service Class shares of any Series, make payments from its own resources for the purposes described in Section 2.

         SECTION 4. This Plan shall not take effect until it has been approved by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on this Plan.

         SECTION 5. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Service Class shares of any Series pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 7. Each Series shall pay all fees and expenses of any independent auditor, legal counsel, investment adviser, administrator, transfer agent, custodian, shareholder servicing agent, registrar or dividend disbursing agent of the Series; expenses of distributing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses to existing shareholders, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of a Series.

         SECTION 8. This Plan may be terminated at any time with respect to the Service Class shares of any Series by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the Service Class shares of that Series.

         SECTION 9. This Plan may not be amended to increase materially the amount of distribution fees permitted to be paid by a Series pursuant to
Section 1 hereof without approval by a vote of at least a majority of the outstanding voting securities representing the Service Class shares of that Series, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 4.

         SECTION 10. While this Plan is in effect, the selection and nomination of the Independent Trustees will be committed to the discretion of the Independent Trustees.

         SECTION 11. For the purposes of this Plan, the terms "interested persons," "majority of the outstanding voting securities" and "assignment" are used as defined in the 1940 Act or the rules and regulations adopted thereunder. In addition, for purposes of determining the fees payable hereunder, (i) the value of a Series' net assets shall be computed in the manner specified in the Series' then-current prospectus and statement of additional information for computation of the net asset value of shares of the Series and (ii) the net asset value per share of a particular class shall reflect any plan adopted under Rule 18f-3 under the 1940 Act.

         SECTION 12. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in Section 6 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made and each such record shall be kept in an easily accessible place for the first two years of said record-keeping.

         SECTION 13. This Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

         SECTION 14. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby. The provisions of this Plan are severable with respect to each class of shares offered by a Series and with respect to each Series.

         SECTION 15. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of a Series.

         SECTION 16. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. It is acknowledged that the obligations of or arising out of this Plan are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. It is further acknowledged that the assets and liabilities of each Series are separate and distinct and that the obligations of or arising out of this Plan are binding solely upon the assets or property of the Series on whose behalf the Trust has adopted this Plan. It is also acknowledged that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and no Series shall be responsible for the obligations of another Series.
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                                                                As of 4/29/2005

                                   SCHEDULE A

                                  Bond Series
                          Capital Appreciation Series
                          Capital Opportunities Series
                               Core Equity Series
                             Emerging Growth Series
                         Emerging Markets Equity Series
                           Global Governments Series
                              Global Growth Series
                           Global Total Return Series
                          Government Securities Series
                               High Yield Series
                          International Growth Series
                           International Value Series
                     Massachusetts Investors Growth Series
                      Massachusetts Investors Trust Series
                             Mid Cap Growth Series
                              Mid Cap Value Series
                              Money Market Series
                              New Discovery Series
                                Research Series
                         Research International Series
                            Strategic Growth Series
                            Strategic Income Series
                             Strategic Value Series
                               Technology Series
                              Total Return Series
                                Utilities Series
                                  Value Series